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                                                                      EXHIBIT 21


                     SUBSIDIARIES OF KEEBLER FOODS COMPANY


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                                                                   STATE OF
                    COMPANY                                     INCORPORATION
WHOLLY-OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY
     1.   Keebler Leasing Corp.                                    Delaware
     2.   Keebler Company                                          Delaware
     3.   Shaffer, Clarke & Co., Inc.                              Delaware
     4.   Johnston's Ready-Crust Company                           Delaware
     5.   Bake-Line Products, Inc.                                 Illinois
     6.   Sunshine Biscuits, Inc.                                  Delaware

WHOLLY-OWNED SUBSIDIARIES OF KEEBLER COMPANY
     1.   Steamboat Corporation                                    Georgia
     2.   Illinois Baking Corporation                              Delaware
     3.   Keebler Cookie and Cracker Company                       Nevada
     4.   Hollow Tree Company, L.L.C.                              Delaware
     5.   Keebler Company/Puerto Rico, Inc.                        Delaware
     6.   Keebler H.C., Inc.                                       Illinois
     7.   Keebler-Georgia, Inc.                                    Georgia
     8.   Keebler Foreign Sales Corporation                     Virgin Islands
     9.   Hollow Tree Financial Company, L.L.C.                    Delaware

JOINTLY-OWNED SUBSIDIARY OF KEEBLER COMPANY AND SUNSHINE BISCUITS, INC.
     1.   Elfin Equity Co. L.L.C.(1)                               Delaware

INDIRECTLY OWNED SUBSIDIARIES OF KEEBLER FOODS COMPANY
     1.   Keebler Assets Company, L.L.C.(2)                        Delaware
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(1)  64.6% of the limited liability company interests are owned by Keebler
     Company and 35.4% of the limited liability company interests are owned by Sunshine Biscuits, Inc.

(2) 34% of the limited liability company interests are owned by Keebler Company, 33% of the limited liability company interests are owned by Keebler-Georgia, Inc. and 33% of the limited liability company interests are owned by Keebler Leasing Corp.